EX 99.28(g)(1)(xiii)

Amendment to Master Global Custody Agreement Between
the Customer and JPMorgan Chase Bank, N.A.

This Amendment to the Master Global Custody Agreement dated March 24, 2011, as amended (the “Agreement”), is among JPMorgan Chase Bank, National Association (the “Custodian”), Jackson Variable Series Trust (formerly, Curian Variable Series Trust) (“JVST”), and Curian Series Trust (each individually “Trust,” and collectively, the “Trusts”).

Whereas, the Board of Trustees of the Trusts (collectively, the “Board”) has approved the termination of JPMorgan Chase Bank, N.A. as Custodian for the following funds of JVST:

Jackson Variable Series Trust:
JNL/DFA U.S. Micro Cap Fund
JNL/DoubleLine® Total Return Fund
JNL/Eaton Vance Global Macro Absolute Return Advantage Fund
JNL/Lazard International Strategic Equity Fund
JNL/Neuberger Berman Currency Fund
JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund
JNL/Nicholas Convertible Arbitrage Fund
JNL/PPM America Long Short Credit Fund
JNL/T. Rowe Price Capital Appreciation Fund

Whereas, pursuant to the termination outlined above, the parties have agreed to amend Schedule A of the Agreement to remove the funds listed above.

Now, Therefore, the parties hereto agree to amend the Agreement as follows:

1.	To delete Schedule A of the Agreement, and substitute it with Schedule A attached hereto.

2.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3.	The Trusts and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trusts or Custodian to this Amendment.

In Witness Whereof, the parties hereto have caused this Amendment to be executed as of this 19th day of June 2015, effective June 19, 2015.

Curian Series Trust		JPMorgan Chase Bank, National Association

By:	/s/ Kelly L. Crosser	By:	/s/ Anna Maria Calla Minniti
Name:	Kelly L. Crosser	Name:	Anna Maria Calla Minniti
Title:	Assistant Secretary	Title:	Vice President

Jackson Variable Series Trust

By:	/s/ Kelly L. Crosser
Name:	Kelly L. Crosser
Title:	Assistant Secretary

Schedule A
List of Funds as of June 19, 2015

Curian Series Trust Funds
Curian/PIMCO Income Fund
Curian/PIMCO Total Return Fund
Curian/WMC International Equity Fund
Jackson Variable Series Trust Funds
JNAM Guidance – Interest Rate Opportunities Fund
JNAM Guidance – Equity Income Fund
JNAM Guidance – Conservative Fund
JNAM Guidance – Moderate Fund
JNAM Guidance – Growth Fund
JNAM Guidance – Moderate Growth Fund
JNAM Guidance – Maximum Growth Fund
JNAM Guidance – Alt 100 Fund
JNAM Guidance – Equity 100 Fund
JNAM Guidance – Fixed Income 100 Fund
JNAM Guidance – Real Assets Fund
JNL Tactical ETF Conservative Fund
JNL Tactical ETF Moderate Fund
JNL Tactical ETF Growth Fund
JNL/American Funds® Global Growth Fund
JNL/American Funds® Growth Fund
JNL/AQR Risk Parity Fund
JNL/BlackRock Global Long Short Credit Fund
JNL/Epoch Global Shareholder Yield Fund
JNL/FAMCO Flex Core Covered Call Fund
JNL/Franklin Templeton Frontier Markets Fund
JNL/Franklin Templeton Natural Resources Fund
JNL/PIMCO Credit Income Fund
JNL/The Boston Company Equity Income Fund
JNL/The London Company Focused U.S. Equity Fund
JNL/Van Eck International Gold Fund
JNL/WCM Focused International Equity Fund

A- 1